Vista International Technologies, Inc. 10-K

Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") made as of the 3rd day of August, 2009, by and between VISTA INTERNATIONAL TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 4704 Harlan Street, Suite 685, Denver, Colorado 80212 ("Debtor") and TIMOTHY D RUDDY, an individual residing at 3885 Vale View Lane, Mead, Colorado, 80542 ('Secured party").

WHEREAS, Debtor is indebted to Secured Party pursuant to the Investment Agreement dated August 3, 2009 (the "Loan"); and

WHEREAS, in connection with and in consideration of Secured Party's extension of the Loan, Borrower has agreed to grant Secured party a security interest in the assets of Borrower.

NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

1.  Grant of Security Interest.  In consideration of (i) the extension of the loan as part of the Investor Agreement from Secured party to Debtor and (ii) any other loans, advances, or other financial accommodations at any time at or after the date hereof effectively made or extended by the Secured party to or for the account of Debtor, directly or indirectly, as principal, guarantor or otherwise, including any obligations which Debtor may have to the Secured party (the "Indebtedness"), Debtor hereby grants to Secured party a continuing priority security interest in, assignment of and right of setoff against the Collateral described in Paragraph 2 hereof to secure the payment, performance and observance of(a) all obligations, liabilities and agreements of any kind of Debtor to the Secured Party, now existing or hereafter arising, direct or indirect, absolute or contingent, secured or unsecured, due or not, arising out of or relating to the Indebtedness (all of the foregoing being herein referred to as the "Obligations") and (b) all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed (collectively the "Loan Documents"). The security interest created here will be considered to be subordinate only to the $875,000 principal value notes and credit line extended to the company by Richard C. Strain.

2.  Collateral.  The "Collateral" in which a security interest in favor of the Secured Party is hereby granted is described in Schedule "A" annexed hereto and made a part hereof and also includes all attachments and accessions now or hereafter affixed to the Collateral or used in connection therewith and all substitutions and replacements therefore, and all proceeds thereof (including, without limitation, claims of the Debtor against third parties for loss, damage to or destruction of any Collateral) together with all money (as that term is defined in the Uniform Commercial Code of the State of Colorado (the "DCC"), securities, drafts, notes, items and other property of Debtor, and the proceeds thereof, now or hereafter held or received by or in transit to the Secured party from or for Debtor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits (general or special), balances, sums, proceeds and credits of Debtor with, and any and all claims of Debtor against the Secured party at any time existing.

3.  Debtor's Representations and Warranties.  Debtor warrants, represents and covenants to the Secured Party that:

(a)           Debtor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in the State of Colorado. Debtor has full power and authority to carry out and perform its undertakings and obligations as provided herein.  The execution and delivery by Debtor of this Security Agreement and the consummation of the transactions contemplated in this Security Agreement have been duly authorized by all proper or requisite corporate proceedings and will not conflict with or breach any provision of any agreement to which Debtor is a part or by which it may be bound, the Certificate of Incorporation or Bylaws of Debtor.

(b)           The execution, delivery and performance by Debtor of this Agreement does not and will not contravene any contractual restriction or, any law binding on or effecting Debtor or any of its properties.

(c)           No consent or approval, notice to or waiver or other action is required for the due execution, delivery and performance by Debtor of this Agreement.

(d)           This Agreement is a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as maybe limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditor's rights generally and (ii) general principals of equity (regardless of whether considered in a proceeding in equity or in law).

(e)           Debtor is the owner of and has title to all of the Collateral, free and clear of all liens and encumbrances of any kind and nature whatsoever except for liens already granted to the secured party, if any.

(f)           The chief executive office and other places of business of Debtor, the books and records relating to the Collateral and the Collateral are, and have been during the four (4) month period prior to the date hereof (or in the case of a new business, from the date of commencement of said business), located at the address set forth in the recitals hereinabove and Debtor will not change the same, or merge or consolidate with any person or change its name, without prior written notice to and consent of the Secured Party.

(g)           Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances, rules and regulations.

(h)           Debtor will keep all inventory and equipment if such should be part of the Collateral, in first class order, repair, running and marketable condition, at Debtor's sole cost and expense, ordinary wear and tear and obsolescence excepted.

(i)           The Secured Party shall at all reasonable times have ready and free access to and the right to inspect the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefore) and Debtor hereby grants to the Secured Party a security interest in all such records, papers and instruments to secure the payment, performance and observance of the Obligations.

(j)           The Collateral is now and shall remain personal property, and Debtor will not permit any equipment, if such is a part of the Collateral, which is not now a fixture to become a fixture without prior written notice to and consent of the Secured Party.

(k)           Debtor, at its sole cost and expense, will insure the Collateral in the name of and with loss or damage payable to the Secured Party, as its interest may appear, against such risks, with such companies and in such amounts, as may be required by the Secured Party from time to time (all such policies provide for ten (10) days minimum written notice of cancellation or amendment to the Secured Party) and Debtor will deliver to the Secured Party the original or duplicate policies, or certificates or other evidence satisfactory to the Secured Party attesting thereto, and Debtor will promptly notify the Secured Party of any material loss or material damage to any Collateral and promptly file a claim therefore if covered by insurance.

(l)           Debtor will, at its sole cost and expense, perform all acts and execute all documents requested by the Secured Party from  time  to time to evidence, perfect, maintain or enforce the Secured Party's first priority security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement.

(m)           At any time and from time to time, Debtor shall, at its sole cost and expense, execute and deliver to the Secured Party such financing statements pursuant to the UCC, applications for certificates of title, and other papers, documents or instruments as may be requested by the Secured Party in connection with this Security Agreement, and Debtor hereby authorizes the Secured Party, at the Debtor's expense, to execute and file at any time and from time to time one or more financing statements or copies thereof or of this Security Agreement with respect to the Collateral, signed only by the Secured Party.

(n)           In its discretion, the Secured Party may, at any time and from time to time, after a Default, as hereinafter defined, has occurred, in its name, the Debtor's name or otherwise, notify any account debtor or obliger of any account, contract, document, instrument, chattel paper or general intangible included in the Collateral to make payment to or otherwise act at the direction of the Secured Party.

(o)           In its discretion, Secured Party may, at any time and from time to time, after a Default has occurred, demand, sue for, collect or receive any money or property at anytime payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by the Secured Party with respect to any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release any Collateral or Obligations, all without notice. to or consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest therein created.

(p)           In its discretion, Secured Party may, at any time and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder, which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor payable on demand together with interest at the highest rate then payable on the Obligations.

(q)           Debtor will pay the Secured Party for all sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, perfecting~ defending, or protecting the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys fees, whether or not an action or proceeding is commenced, all of which, together with interest at the highest rate then payable on the Obligations, shall be part of the Obligations, be payable on demand and be secured hereby.

(r)           All proceeds and collections arising from or received with respect to accounts receivable or contract rights, if included in the Collateral, shall, but only in the event that a Default has occurred, be segregated, not be commingled with any other property of the Debtor, be held in trust for the Secured Party by Debtor and be delivered in kind by Debtor to Secured Party or its designee, with any necessary endorsement or assignment thereon.

(s)           Except as otherwise specifically provided in any loan agreement between the Secured Party and the Debtor, all proceeds of any Collateral received by Debtor after the occurrence of a Default or the occurrence of an event which, with the passage of time, the giving of notice or otherwise would constitute a Default, shall not be commingled with other property of Debtor, but shall be segregated, held by Debtor in trust for the Secured Party, and immediately delivered to the Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by the Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order the Secured Party may elect.

(t)           In its sole discretion, the Secured Party may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon the Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but the Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered.

4.  Default.  Any of the following events or occurrences shall constitute a "Default" under this Agreement and the Obligations:

(a)           The failure of the Debtor, or any other person or entity responsible, to make punctual payment of any sum payable hereunder, upon the Obligations or under any Loan Document;

(b)           The failure of the Debtor, or any other person or entity responsible, to timely perform any Obligations to be performed by them hereunder, with respect to the Obligations or under any Loan Document; and

(c)           With respect to the Debtor, any maker, endorser or guarantor of, or any other party to the Obligations, each of whom is included in the term "them" as used in this paragraph; any failure to perform with respect to any liabilities or obligations to, or agreements with, Secured Party; death or dissolution; death of any shareholder/member of a corporation, partnership, limited liability company or other form of entity included in the term "them"; insolvency; calling of a meeting of creditors; making or sending a notice of an intended bulk transfer, suspension or liquidation of usual business; failure when required to furnish Secured Party with any financial information or to permit Secured Patty to inspect books and records; making any misrepresentation to Secured Party in obtaining credit; failing to pay or remit any tax when assessed or due; commencement of a voluntary or involuntary proceeding under any Federal or State bankruptcy law now or hereinafter in existence; application for the appointment of a receiver or liquidating agent or similar person; entry of a judgment against any of them (but excepting any judgment of any amount which is covered by liability insurance); issuance of an order of attachment against any of their property; failure of any of them to comply at any time with Regulation U of the Federal Reserve Board; or if at any time in the reasonable opinion of the Secured Party, the financial responsibility of any of them should become impaired.

5.  Rights Upon Default.  Upon the occurrence of any Default and at any time thereafter, the Secured Party shall have the right to declare the Obligations, or any of them, immediately due and payable without notice, demand or protest, all of which are hereby waived, and shall have the following rights and remedies of a secured party under the DCC or available to the Secured Party under the Obligations or Loan Documents; all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

(a)           The right to enter at any time and from time to time, with or without judicial process or the aid and assistance of others, any premises where any Collateral may be located;

(b)           The right without resistance or interference by Debtor, to take possession of the Collateral; and/or dispose of any Collateral where located; and/or require Debtor to assemble and make available to the Secured Party at the expense of Debtor any Collateral at a place designated by the Secured Party which is reasonably convenient to both parties;

(c)           The right to remove any Collateral from where it is located for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles the Secured Party may use Debtor's license plates);

(d)           The right to sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at the public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as the Secured Party deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition Debtor hereby agrees that the sending of three (3) days notice by ordinary mail, postage prepaid, to any address of Debtor set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event the Secured Party may resell such Collateral. The Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is subject to a standard price quotations, the Secured Party may buy such Collateral at such price at private sale and in each case may make payment therefore by any means.

6.  Application of Proceeds Received. The Secured Party may apply the sale proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys fees and all travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal, or interest or other charges as the Secured Party may desire; and Debtor shall remain liable and will pay the Secured Party, on demand, any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of the Secured Party, imposed by law, to the holder of any subordinate interest in the Collateral actually known to the Secured Party.

The Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of the Secured Party or its agents, without notice to Debtor and in such manner as Secured Party may in its discretion determine.

7.  Attorney-In-Fact.  To effectuate the terms and provisions hereof Debtor hereby designates and appoints the Secured Party and its designees or agents as attorney-in-fact of Debtor, irrevocably and with full power of substitution, with authority, after the occurrence of a Default, to: receive, open and dispose of all mail addressed to Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate; endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral or the proceeds thereof that may come into the Secured Party's possession; sign the name of Debtor on any invoices, documents, drafts against and notices to account debtors or obligers of Debtor, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments of other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; 'execute releases; and do all other acts and things necessary or advisable in the sole discretion of the Secured Party to carry out and enforce this, Security Agreement and/or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power or attorney being coupled with an interest is irrevocable while any Obligation shall remain unpaid.

8.  Miscellaneous. The Secured Party shall not be deemed, by its acceptance of this Security Agreement, to have assumed any responsibility, or obligation or duty with respect to, any of the Collateral or its use, or any matter or proceeding arising out of or relating thereto, including without limitation, any obligation or duty to take action to collect, preserve or protect its or Debtor's rights in the Collateral. Debtor hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral or its use or disposition and Debtor hereby agrees to hold the Secured Party harmless from and with respect to any and such claims, causes of action and demands relating thereto. The Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by the Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party of any Default or right or remedy which it may have shall operate as a waiver of any other Default, right or remedy or of the same Default, right or remedy on a future occasion. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Obligations of the Collateral, and all other notices and demands whatsoever (except as expressly otherwise provided herein). ill the event of any litigation with respect to any matter connected with this Security Agreement, the Obligations or the Collateral, Debtor hereby waives the right to a trial by jury. Debtor hereby irrevocably consents to the jurisdiction of the Courts of the State of Colorado and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations. Debtor hereby waives personal service of any process in connection with any such action or proceeding and agrees that the service thereof may be made by certified or registered mail directed to Debtor at any address of Debtor set forth in this Security Agreement. Debtor so served shall appear or answer to such process within thirty (30) days after the mailing thereof. Should Debtor so served fail to appear or answer within said thirty (30) day period, Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount requested and such other relief as may be demanded in any process so served. ill the alternative, in its discretion, Secured Party may effect service upon Debtor in any other form or manner permitted by law. All terms herein shall have the meanings as defined in the DCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. This Security Agreement and all Obligations shall be binding upon the successors, or assigns of Debtor and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party and its successors, endorsees and assigns, This Security Agreement and the Obligations shall be governed, enforced and controlled by and in accordance with the laws of the State of Colorado. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other tenus hereof shall in no way be affected thereby.  The Secured Party is authorized to annex hereto the schedules and· exhibits, if any, referred to herein; Debtor acknowledges receipt of a copy of this Security Agreement. If the provisions of this Security Agreement should conflict with the terms and provisions of any loan or line of credit agreement entered into by the Debtor with the Secured Party in connection with the Obligations, the terms and provisions of the loan or line of credit agreement shall control any conflicting terms and provisions herein contained.

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement to be effective as of the 3rd day of August, 2009.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

By:	/s/ Barry J. Kemble
Name:	Barry J. Kemble
Title:	CEO

By:	/s/ Timothy D Ruddy
Name:	Timothy D Ruddy

STATE OF COLORADO                     )
) SS:
COUNTY OF Douglas                         )

On the 4th day of August in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Barry John Kemble, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Sealed:                     CHRISTOPHER R TALLON
Notary Public
State of Colorado                                /s/ Christopher R Tallon
Notary Public
My Commission Expires 4-1-2013

STATE OF COLORADO                     )
) SS:
COUNTY OF Boulder                         )

On the 3rd day of August in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Timothy D Ruddy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Sealed:                     LEAH F BALISE
Notary Public
State of Colorado                                /s/ Leah F Balise
Notary Public
My Commission Expires 4-2-2011

SCHEDULE "A"

TO SECURITY AGREEMENT DATED AUGUST 3rd, 2009
BETWEEN VISTA INTERNATIONAL TECHNOLOGIES, INC.
.AND TIMOTHY D RUDDY

All right, title and interest of Debtor, whether now owned or hereinafter acquired, in and to all of Debtor's personal property and assets of any kind or nature, wherever so situated (collectively, the "Collateral"), including but not limited to the following Collateral:

1.            All cash and cash equivalents, accounts, accounts receivable, agreements, rights, interests, inventory, goods, contract rights, chattel paper, documents, instruments, general intangibles, furniture, fixtures, equipment, machinery, apparatus, trade fixtures, consumer goods, Rolling Stock (defined below) and other assets owned by Debtor; and

2.           All automobiles, trucks, boats, and other rolling stock or moveable personal property ("Rolling Stock"), including Rolling Stock for which the title thereto is evidenced by a certificate of title issued by the United States or a state which permits or requires a lien thereon to be evidenced upon such title, in which Debtor now or at any time in the future may have an interest; and

3.           All funds or other property of Debtor from time to time in the possession of Secured Party, with respect to which Debtor agrees that Secured Party shall have the rights and remedies available under Article 9 of the Uniform Commercial Code of the State of New York or other applicable law relating to "cash collateral";

together in each case, with all proceeds thereof and all substitutions, replacements and accessions thereto.

Investment Agreement

Denver, Colorado
August 3, 2009

This document sets in place the investment agreement ("Agreement") between
Vista International Technologies, Inc ("Vista”), a Delaware corporation, and Timothy D. Ruddy ("Investor"), an individual and since October 2007 a member of the Board of Directors of Vista International Technologies, Inc., who resides at 3885 Vale View Lane in Mead, Colorado 80542.

1.  Vista agrees that for all funds contributed by the Investor directly to the company, or payments made on behalf of the company, as shown on Exhibit #1, the Investor will have the right to receive one of the following options, at his discretion:

a.)  Upon demand of Investor, but on or after September 30, 2009, repayment of principal and 8% simple interest, accrued from the date of investment.

b.)  Upon demand of Investor at any time, Common Shares of Vista (Ticker  symbol - VVIT) equal to the value of funds contributed (with no interest accrued).  For the purposes of the conversion, the market value used for the conversion will be the closing price on the national exchange for the day the investment was made. If no shares were traded on the day of investment, then the most recent closing price will be used.

c.)  Any combination of   a. and  b above representing the full amount of contributed capital plus any applicable interest.

2.  Vista shall pay to the Investor 8% per annum of principal and interest due and owing if Vista fails to pay the Investor or authorized agent within 10 days after the payment is demanded.

3.  Payments received for application to this Agreement shall be applied in the following order:

A.)  to the payment of late charges, if any,

B.)  to the payment of accrued  interest at the rate specified in section 2, if any,

C.)  to the payment of accrued  interest specified in section 1a, if Investor chooses option 1a for repayment

D.)  reduction of the principal amount.

4.  Vista may prepay the principal amount (with 8%  simple interest) outstanding under this Agreement with the consent of the Investor, in whole or in part, at any time without penalty except any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.  Prepayments will count toward the most recently contributed funds first, then toward older contributions, in reverse chronological order.

5. Vista and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Agreement shall be the joint and several obligation of Vista and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

6. Any notice to Vista provided for in this Agreement shall be in writing and shall be given and he effective upon (1) delivery to Vista or (2) mailing such notice by first-class U.S. mail, addressed to Vista at its address stated below, or to such other address as Vista may designate by notice to the Investor. Any notice to the Investor shall be in writing and shall. be given and be effective upon (1) delivery to the Investor or (2) by mailing such notice by first-class u.s. mail, to the Investor at the address stated in the first paragraph of this Agreement, or to such other address as the Investor may designate by notice to Vista.

7. This agreement shall also address the Komatsu skid steer which was leased by the Investor for use by Vista at the tire processing plant in Hutchins, Texas. Any remaining payments on the lease will be considered to be funds contributed to Vista at the terms of this agreement. Once each payment is made, that amount will be removed from the amount owed.

It is understood by both parties that this agreement may be subject to a vote and approval by the board of directors. If such a vote and approval is required, then the agreement shall be submitted in its current form to the board in a timely fashion.

Agreed to this 3rd day of August by:

Investor:

/s/ Timothy D Ruddy
Timothy D Ruddy

Vista:

/s/ Barry J Kemble
Barry Kemble
CEO
Vista International Technologies, Inc.

EXHIBIT #1

Funds contributed by Investor to Vista:

11/28/2008	$10,000.00
12/05/2008	$10,000.00
12/12/2008	$10,000.00
12/22/2008	$10,000.00
12/31/2008	$10,000.00
01/15/2009	$10,500.00
01/16/2009	$4,500.00
01/23/2009	$8,000.00
2/11/2009	$4,100.00
02/18/2009	$5,000.00
03/06/2009	$4,000.00
03/13/2009	$15,900.00
03/31/2009	$5,000.00
04/09/2009	$4,100.00
04/09/2009	$5,900.00
04/20/2009	$4,100.00
04/30/2009	$5,300.00
05/14/2009	$4,000.00
06/02/2009	$2,500.00
06/08/2009	$7,500.00
06/26/2009	$5,000.00

This exhibit may be amended as additional funds from the Investor are provided to Vista.  These funds will be contributed under same terms listed in this agreement.